SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 2, 2000
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                       AMERICAN ACCESS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


            Florida                                      59-3410234
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(State or other jurisdiction                           (IRS Employer
       of incorporation)                             Identification No.)




             37 Skyline Drive, Suite 1101, Lake Mary, Florida 32746

       Registrant's telephone number, including area code: (407) 333-1446
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Item 5. Other Events

On May 2, 2000, Registrant entered into a Stock Purchase Agreement with Crescent International, Ltd. of Geneva, Switzerland ("the Investor"), in which the Company may issue and sell to the Investor, from time to time, and the Investor shall purchase, up to $15,000,000 of the Common Stock at the Registrant's request. The Registrant sold 406,278 shares of Common Stock for $1,900,000, on May 2, 2000 and issued the Investor a warrant to purchase 128,000 shares of common stock par value $0.001 per share at the exercise price of $7.0149 per share until May 2, 2005, subject to extension under certain circumstances. Additionally, the Investor may purchase additional shares for $0.01 per share in the event the market price is below $4.6766 at the effective date of the registration of the initial 406,278 shares purchased. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of Florida, no more than 19.9% of the outstanding shares of Common Stock may be issued and sold to the Investor. Additional sales of Registrant's common stock to the Investor is at a price of 92% of average low bid price during a valuation period and is subject to a number of conditions prior to any additional sales.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         The following Exhibits are filed herewith:

Exhibit No.        Description
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1.                 Stock Purchase Agreement Executed by American Access
                   Technologies, Inc. and Crescent International, Ltd.
2.                 Registration Rights Agreement
3.                 Incentive Warrant
4.                 Early Put Warrant
5.                 Closing Statement

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     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN ACCESS TECHNOLOGIES, INC.

     May 4, 2000                        By: s/John Presley
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                                        John Presley, President









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